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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by MarketAxess Holdings Inc. (the “Company”) on November 1, 2012 (the “Initial Form 8-K”) to provide the Purchase Agreement (as defined below) and the press release issued today which announced the execution of the Purchase Agreement (as defined below). This amendment amends and supplements the Initial Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2012, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Euroclear S.A./N.V., a Belgian public limited company (“Euroclear”), pursuant to which the Company agreed to acquire all of the outstanding shares (the “Shares”) of Xtrakter Limited., a private company limited by shares formed under the laws of England and Wales and a wholly-owned subsidiary of Euroclear (“Xtrakter”), subject to the terms and conditions therein.

The aggregate consideration to be paid by the Company for the purchase of the Shares is £26.0 million (approx. $42.0 million) in cash (the “Purchase Price”), subject to a post-closing adjustment based on the net working capital of Xtrakter on the closing date. The closing of the transaction is subject to approval by the U.K. Financial Services Authority (the “FSA”), as well as other customary closing conditions. The Purchase Agreement contains customary warranties and covenants by Euroclear and the Company, including covenants by Euroclear regarding the operation of the business of Xtrakter prior to the closing and covenants by the Company to use commercially reasonable efforts to obtain the FSA approval. In connection with the Purchase Agreement, the Buyer is entering into a Transitional Services Agreement pursuant to which Euroclear will provide certain services to Xtrakter for up to two years on a transitional basis.

The foregoing description of the Purchase Agreement and its exhibits and attachments does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Xtrakter or the Company. The Purchase Agreement contains warranties that Euroclear made to and solely for the benefit of the Company, and such warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the warranties in the Purchase Agreement are qualified by information in a disclosure letter that Euroclear delivered in connection with the execution of the Purchase Agreement. Accordingly, investors and security holders should not rely on the warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the warranties may change after the date of the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

The Company anticipates disclosing to investors the information set forth in the slides furnished as Exhibit 99.2 to this Current Report on Form 8-K which contains additional information regarding Xtrakter and the transactions contemplated by the Purchase Agreement. The Company will also post these slides in the Investor Relations section of its web site, www.marketaxess.com.

The information furnished pursuant to this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events

On November 2, 2012, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the Company, Xtrakter, the purchase of the Shares, the opportunities available to Xtrakter and all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of the Company to be materially different than from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Share Purchase Agreement, dated October 26, 2012 by and among MarketAxess Holdings Inc. and Euroclear S.A./N.V.

99.1	Press Release entitled “MarketAxess to Acquire Xtrakter from Euroclear” issued by MarketAxess Holdings Inc. on November 2, 2012.

99.2	Investor Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: November 2, 2012	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

10.1	Share Purchase Agreement, dated October 26, 2012 by and among MarketAxess Holdings Inc. and Euroclear S.A./N.V.

99.1	Press Release entitled “MarketAxess to Acquire Xtrakter from Euroclear” issued by MarketAxess Holdings Inc. on November 2, 2012.

99.2	Investor Slides.

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